Two Harbors Investment Corp. First Quarter 2013 Earnings Call May 8, 2013

2 Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our RMBS, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates or the availability of financing, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, the inability to acquire mortgage loans or securitize the mortgage loans we acquire, the impact of new or modified government mortgage refinance or principal reduction programs, and unanticipated changes in overall market and economic conditions. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Safe Harbor Statement

Executive Summary First Quarter Results – Exceptional Economic Return  Generated exceptional economic return in Q1-2013 with $248 million in comprehensive income, or $0.81 per diluted weighted average common share. ― Comprehensive income was driven by strong non-Agency performance.  Generated total return on book value for Q1-2013 of 8.5%1.  Declared a dividend of $0.32 per common share and a special dividend of Silver Bay common stock amounting to $1.012 per share. ― Distributed approximately 17.8 million shares of Silver Bay common stock on or about April 24, 2013 to stockholders of record on April 2, 2013. The distribution ratio for this special dividend amounted to approximately 0.0493 shares of SBY common stock for each share of Two Harbors common stock, and fulfills our stated objective with this investment.  Completed an accretive offering in March 2013, resulting in the issuance of 57.5 million shares for net proceeds of approximately $763 million.  Reported progress regarding a number of previously-identified new business initiatives. (1) See Appendix page 14 for calculation of first quarter 2013 return on book value. (2) The per share calculation utilized the closing price of Silver Bay common stock on March 28, 2013, which was $20.70, multiplied by 17,824,647 shares of Silver Bay common stock, divided by Two Harbors’ shares outstanding of 365,065,756 on the record date, April 2, 2013. The dividend per share received by a stockholder for tax purposes was approximately $0.95 per share, which utilized the closing share price of Silver Bay common stock on the payable date, April 24, 2013, adjusted for the shares sold in open market and converted to cash proceeds which were distributed in lieu of fractional shares. (3) Based on the shares outstanding on the record date, April 2, 2013, stockholders were entitled to receive 0.048825853 shares of Silver Bay common stock for each share of Two Harbors common stock held on that date. 3

Macroeconomic Update (1) Source: CoreLogic Home Price Index rolling 12-month change as of February 28, 2013. Key Macroeconomic Factors that Impact our Business Home Prices  The U.S. housing market continues to perform well, with the CoreLogic Home Price Index +10%1 on a rolling 12-month basis. Employment  Unemployment is still high, which is a meaningful determinant of probability of default on a mortgage loan.  If employment trends improve, interest rates could move higher. Eurozone Crisis  The Eurozone Crisis continues to pressure global markets. Interest Rates  Rates moved modestly higher in the first quarter, as economic indicators such as GDP strengthened.  We continue to hedge against an increase in rates. Policy Considerations  HARP extension through 2015  GSE reform  Potential new FHFA Director  Streamlined refinancing of non-Agency loans 4

5 Investment Opportunities Expansion of Core Competency Set  Agency and non-Agency markets  Progress on several new opportunities: ― Mortgage Servicing Rights (MSRs) ― Securitization ― Credit Sensitive Loans (CSLs)  Criteria for evaluating investment opportunities includes the following: ― Based on core competencies, such as understanding and managing prepayments and credit risk ― Attractive return profiles ― Improve the risk-reward profile of our total portfolio

Financial Summary

Financial Highlights

- Core Earnings[1] of $0.29 per weighted average share represents an annualized ROE of 9.7%.
- GAAP Earnings of $0.47 per weighted average share.
- Expense ratio of 0.7% is in-line with fourth quarter.
- Leverage declined to 3.1x from 3.4x at December 31, 2012, largely due to our capital raise completed on March 22, 2013.

Core Earnings[1]



$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
$0.5
$0.4
$0.3
$0.2
$0.1
$0.0
$0.34
$0.36
$0.32
$0.28
$0.29
$63.8
$76.3
$87.1
$84.0
$89.7
Q1-2012
Q2-2012
Q3-2012
Q4-2012
Q1-2013
Core Earnings ($M)
Core EPS ($)

Expense Ratio



4.0%
2.0%
0.0%
0.8%
0.7%
0.5%
0.7%
0.7%
Q1-2012
Q2-2012
Q3-2012
Q4-2012
Q1-2013
Other Operating Expenses as % of Average Equity

Accounting Matters

- OTTI of $236k remains immaterial to our non-Agency RMBS portfolio.
- On-balance sheet securitization accounted for under fair value election.
- Distribution of Silver Bay common stock on April 24, 2013 resulted in a taxable realized gain of approximately $16[2] million.
- Installment sales gains of $1.4 million and reduction to management fee of $4.3 million related to the Silver Bay contribution transaction.

(1) Core Earnings is a non-GAAP measure that the company defines as GAAP net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on trading securities, interest rate swaps and swaptions, certain gains or losses on derivative instruments, certain non-recurring gains and losses related to discontinued operations, and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income associated with the company's inverse interest-only securities ("Agency Derivatives") and premium income or loss on credit default swaps.

(2) The realized gain utilized the closing price on April 24, 2013, which was $19.40, less the cost basis of $18.50, multiplied by 17,824,647 shares of Silver Bay common stock.

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7 Book Value Book Value Q1-2013 Book Value ($M) Common Shares Outstanding Net Book Value Per Common Share Beginning stockholders’ equity $ 3,450.6 298.8 $ 11.55 GAAP Net Income: Core Earnings, net of tax 89.7 Realized gains and losses, net of tax (49.8) Unrealized mark-to-market losses, net of tax 102.4 Discontinued Operations 1.4 Other Comprehensive Income, net of tax 104.3 Dividend declaration1 (460.3) Other - Balance before Capital Transactions $ 3,238.3 298.8 Issuance of Common Stock, Net of Offering Costs 763.0 57.5 Proceeds from Issuance of Common Stock through Warrant Exercise 63.8 5.8 Ending stockholders’ equity – basic $ 4,065.1 362.1 11.23 Warrants oustanding2 - 1.0 (0.04) Ending stockholders’ equity – diluted $ 4,065.1 363.1 11.19 (1) Dividend utilized the dividend declaration date of March 18, 2013; included a cash dividend of $116.8 million and a special dividend of $343.5 million. (2) Using the treasury stock method, 1.0 million shares would be considered outstanding and dilutive to book value per share at March 31, 2013. Includes cash dividend of $116.8 million, or $0.32 per diluted share Includes special dividend of $343.5 million, which represents the market value of Silver Bay common stock held as of the date of declaration Completed accretive public offering Comprehensive Income of $248.0 million

8 Financing Profile High-Quality Non-Agency Counterparties3 Diverse Agency Counterparties2  We continue to ladder repo maturities, and average 821 days to maturity. We currently have 24 counterparties.  The majority of repo is held with counterparties having a CDS spread of <1501, indicating low overall counterparty risk profile.  Approximately 53%1 of our Agency repo is with counterparties based in North America and 56%1 of our non- Agency repo is with counterparties based in North America. (1) As of March 31, 2013. (2) Reflects the counterparty percentage of our outstanding repurchase agreements for our Agency portfolio as of March 31, 2013. (3) Reflects the CDS Spread for our non-Agency portfolio repo counterparties as of March 31, 2013. 13.2% 10.4% 9.9% 9.2% 8.5% 8.1% 7.6% 5.6% 5.1% 5.0% 3.6% 3.5% 2.4% 2.1% 2.0% 1.9% 1.3% 0.6% 48.0% 30.9% 21.1% CDS Spread <100 CDS Spread 101 to 150 CDS Spread 150+

110  Agency portfolio underperformed as spreads widened  Performance driven by non-Agency strategy  Returned 8.5%1 on book value, outperforming the benchmark indices shown below Sector Q1-2013 Agency Strategy: Barclays US MBS Fixed Rate Index vs. duration-matched swap at 6:1 leverage -0.2% Credit: ABX 06-2 AAA 3.3% Proxy for 50% Agency and 50% Non-Agency Strategy 1.6% Two Harbors’ Return on Book Value1 8.5% Benchmark Indices3 Portfolio Performance Summary 9 110 3.5% 3.3% 3.1% 2.9% 2.9% 9.7% 9.6% 9.6% 9.5% 9.2% 4.9% 4.6% 4.2% 4.0% 4.0% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Q1-2012 Q2-2012 Q3-2012 Q4-2012 Q1-2013 Agency RMBS Non-Agency RMBS Aggregate Portfolio (1) See Appendix page 14 for calculation of first quarter 2013 return on book value. (2) Agency yield includes impact of Agency Derivatives. Interest income on Agency Derivatives was $4.0 million and $4.4 million for the fourth quarter of 2012 and the first quarter of 2013, respectively, contributing an additional 0.1% to aggregate yields in both periods. (3) Source for benchmark indices: Bloomberg. Three Months Ended December 31, 2012 March 31, 2013 Agency Non- Agency Aggregate Portfolio Agency Non- Agency Aggregate Portfolio Annualized Yield2 2.9% 9.5% 4.0% 2.9% 9.2% 4.0% Cost of repurchase agreements (0.6%) (2.6%) (0.7%) (0.5%) (2.4%) (0.7%) Cost of interest rate swaps & swaptions (0.5%) - (0.4%) (0.5%) - (0.4%) Cost of financing (1.1%) (2.6%) (1.1%) (1.0%) (2.4%) (1.1%) Net interest spread 1.8% 6.9% 2.9% 1.9% 6.8% 2.9% Portfolio Highlights Annualized Yields by Portfolio2 Net Interest Spread

110 110 Portfolio Composition 10 (1) Includes Agency Derivatives (“IIOs”) of $309.7 million. (2) Home Equity Conversion Mortgage loans (“HECM”) are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. (3) “Other” category includes CSLs of $123 million, prime jumbo loans of $69 million, net economic interest in securitization of $37 million, and non-Agency IOs of $4 million. Highlights Targeted Capital Allocation  Non-Agency underlying performance continues to improve, still potential for upside  Raised capital in March, for net proceeds of approximately $763 million ― Approximately 75% deployed as of April 30, 2013 As of March 31, 2013 $15.5B Portfolio $ Millions Agency Bonds $12.3B Non-Agency Bonds $3.0B 30-Year Fixed $8,887 15-Year Fixed $91 HECM2 $1,892 Other-Fixed $675 IOs and IIOs1 $515 Hybrid ARMs $182 Mezzanine $576 Senior $2,451 Portfolio Composition 50% 60% 60% 55% 55% 52% 52% 57% 53% 52% 50% 40% 40% 45% 45% 48% 44% 36% 37% 38% 4% 7% 10% 10% 1% 0% 10% 20% 30% 40% 50% 60% Q4-2010 Q3-2011 Q2-2012 Q1-2013 Agency Non-Agency Residential Real Properties Credit Sensitive Loans Other $0.2B Other3 $233

Key Portfolio Metrics

Portfolio Metrics

- Continued to realize low and stable CPRs
- 98% of Agency securities with implicit or explicit prepayment protection
- Targeted debt-to-equity ratios:
  - Agency: 6.0-7.0x
  - Non-Agency: 1.0-1.5x

Portfolio Metrics		Q4-2012	Q1-2013
Agency	Weighted average 3-month CPR[1]	6.6%	7.0%
	Weighted average cost basis[2]	$108.2	$107.8
Non-Agency	Weighted average 3-month CPR	3.2%	2.6%
	Weighted average cost basis[2]	$52.2	$52.3
Change in equity value for +100bps change in interest rates[3]		(1.8%)	0.1%
Debt-to-Equity[4]		3.4x	3.1x

BV Exposure to +100 bps Change in Rates[3]



2%
(2%)
(6%)
(10%)
(0.9%)
(3.1%)
(1.1%)
(1.8%)
0.1%
Q1-2012
Q2-2012
Q3-2012
Q4-2012
Q1-2013

Hedging Strategy

- Our portfolio has very little overall interest rate exposure.
- A parallel increase in rates, including LIBOR, would drive higher interest income.
- We have $16.7 billion notional swaps and $5.8 billion notional swaptions as of March 31, 2013.

(1) Agency weighted average 3-month Constant Prepayment Rate ("CPR") includes derivatives.
(2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company's non-Agency IO portfolio would be $48.56 at March 31, 2013.
(3) Represents estimated percentage change in equity value for +100bps change in interest rates. Change in equity value is total net asset change.
(4) Debt-to-equity is defined as total borrowings to fund RMBS, mortgage loans held-for-sale and Agency Derivatives divided by total equity.

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12 Hybrid Model Provides Flexibility Prime Jumbo Securitization  Opportunity to create attractive mortgage credit investment is beneficial to shareholders  Participated in a prime jumbo securitization in 1Q13  Continue building aggregation capabilities Credit Sensitive Loans (CSLs)  Very similar to the performing residential mortgage loans in subprime/Alt-A deals  We will control servicing on the loans  As of April 30, 2013, we had purchased or contracted to purchase approximately $600 million CSLs (approximately $450 million in market value)  Potential to securitize and create attractive credit investments Mortgage Servicing Rights (MSRs)  Natural interest rate hedge for portfolio  Leverages strength in prepayment analysis  We recently acquired a company with seller-servicer approvals from Fannie Mae, Freddie Mac and Ginnie Mae GSE Credit Investments  Will evaluate when, and if, the GSEs move to distribute credit risk

13 Appendix

14 Q1-2013 Return on Book Value of 8.5% Return on book value1 (Per diluted share amounts, except for percentage) Book value at March 31, 2013 $ 11.19 Book value at December 31, 2012 11.54 Decrease in book value (0.35) Dividend declared in 1Q132 1.33 Return on book value ($) $ 0.98 Return on book value (%) 8.5% (1) Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants determined using the treasury stock method, are used as the denominator for book value per share calculation. (2) Includes cash dividend of $0.32 per share and Silver Bay common stock distribution amounting to $1.01 per share. See page 3 for calculation of the Silver Bay common stock dividend.

15 110 Operating Performance 110 110 $195.7 $141.6 $524.4 $185.4 $248.0 44.5% 26.6% 70.2% 21.6% 26.9% 0.0% 50.0% 100.0% $0.0 $200.0 $400.0 $600.0 Q1-2012 Q2-2012 Q3-2012 Q4-2012 Q1-2013 Comprehensive Income ($M) Comprehensive Income ROAE (%) (1) Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants determined using the treasury stock method, are used as the denominator for book value per share calculation. If basic shares outstanding were used as the denominator in the calculation, book value per share would have been $11.23 at March 31, 2013. (2) Includes cash dividend of $0.32 per share and Silver Bay common stock distribution amounting to $1.01 per share. See page 3 for calculation of the Silver Bay common stock dividend. (3) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the quarter. (4) Dividend yield based on cash dividend of $0.32 only. Does not include Silver Bay common stock distribution, which amounted to $1.01 per share. Book Value and Dividend per Share1 GAAP Net Income Comprehensive Income Dividends3 $51.8 $24.0 $26.8 $189.3 $143.7 $0.28 $0.11 $0.10 $0.64 $0.47 $0.00 $0.20 $0.40 $0.60 $- $50.0 $100.0 $150.0 $200.0 Q1-2012 Q2-2012 Q3-2012 Q4-2012 Q1-2013 GAAP Net Income ($M) GAAP EPS ($) $0.40 $0.40 $0.36 $0.55 $0.32 15.8% 15.4% 12.3% 19.9% 10.2%4 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 Q1-2012 Q2-2012 Q3-2012 Q4-2012 Q1-2013 Dividend per Share ($) Dividend Yield (%) $9.67 $9.94 $11.44 $11.54 $11.19 $0.40 $0.40 $0.36 $0.55 $1.332 $8.00 $10.00 $12.00 Q1-2012 Q2-2012 Q3-2012 Q4-2012 Q1-2013 Book Value ($) Dividend Declared ($)

Operating Performance

Operating Performance (In millions, except for per share amounts)	**Core Earnings**	**Realized Gains**	**Unrealized MTM**	**Q4-2012 Financials**	**Core Earnings**	**Realized Gains**	**Unrealized MTM**	**Q1-2013 Financials**
Interest income	$ 137.3	$ -	$ -	$ 137.3	$ 134.8	$ -	$ -	$ 134.8
Interest expense	24.4	-	-	24.4	23.8	-	-	23.8
Net interest income	112.9	-	-	112.9	111.0	-	-	111.0
Net other-than-temporary impairment losses	-	-	(1.6)	(1.6)	-	-	(0.2)	(0.2)
Gain on investment securities	-	103.1	5.1	108.2	0.2	18.9	7.8	26.9
(Loss) gain on interest rate swap and swaptions[1]	(15.4)	(3.5)	12.8	(6.1)	(14.0)	(58.7)	91.7	19.0
Gain (loss) on other derivative instruments[2]	0.3	(21.1)	(6.5)	(27.3)	2.9	(12.7)	(6.9)	(16.7)
Gain (loss) on mortgage loans held-for-sale	-	2.1	(0.4)	1.7	-	0.4	13.9	14.3
Gain on mortgage loans held-for-investment and collateralized borrowings in securitization trust	-	-	-	-	-	-	6.3	6.3
Total other (loss) income	(15.1)	80.6	11.0	76.5	(10.9)	(52.1)	112.8	49.8
Management fees & other operating expenses	16.1	-	-	16.1	11.3	2.0	-	13.3
Net income (loss) from continuing operations before income taxes	81.7	80.6	9.4	171.7	88.8	(54.1)	112.6	147.3
Income tax benefit (expense)	2.3	7.7	0.2	10.2	0.9	4.3	(10.2)	(5.0)
Net income (loss) from continuing operations	**84.0**	**88.3**	**9.6**	**181.9**	**89.7**	**(49.8)**	**102.4**	**142.3**
Discontinued operations	-	7.4	-	7.4	-	1.4	-	1.4
Net income (loss)	**$ 84.0**	**$ 95.7**	**$ 9.6**	**$ 189.3**	**$ 89.7**	**$ (48.4)**	**$ 102.4**	**$ 143.7**
Basic and diluted weighted average EPS	$ 0.28	$ 0.33	$ 0.03	$ 0.64	$ 0.29	$ (0.16)	$ 0.34	$ 0.47

Supplemental data:

	Q4-2012 Financials	Q1-2013 Financials
Unrealized gains on interest rate swaps and swaptions economically hedging repurchase agreements and available-for-sale securities	$ 11.9	$ 90.1
Income tax benefit (expense)	0.3	(6.1)
Total	$ 12.2	$ 84.0

(1) First quarter 2013 loss on interest rate swap includes $14.0 million in interest costs, of which $1.2 million relates to swaps associated with U.S. Treasuries.
(2) Core Earnings includes $3.8 million and $1.5 million of net premium amortization on credit default swaps for the fourth quarter of 2012 and the first quarter of 2013, respectively.

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17 Silver Bay Stock Dividend1 Considerations for basis in Two Harbors common stock:  On or about April 24, 2013, Two Harbors distributed shares of Silver Bay common stock that, for tax purposes, equated to $0.95 per share. Two Harbors’ stockholders of record as of April 2, 2013 were entitled to receive 0.048825853 shares of Silver Bay common stock for each share of Two Harbors’ common stock (and cash in lieu of issuing fractional shares of Silver Bay common stock).  The company intends to distribute cash in 2013 that is equal to its current and accumulated earnings and profits through December 31, 2013, in addition to the distribution of Silver Bay common stock. The cumulative quarterly 2013 distributions of cash and Silver Bay common stock that are in excess of the current and accumulated earnings and profits will be treated as a “nondividend distribution” for U.S. federal income tax purposes, which will have the effect of reducing the basis of a stockholder’s shares of Two Harbors common stock.  Each quarterly distribution during 2013 will be characterized for tax purposes as having the same percentage allocation that is designated as ordinary, capital gain, and nondividend distribution. The percentage allocation is based on the total cash and the fair market value of property distributed relative to the annual 2013 taxable income. Therefore, the nondividend distribution component will be allocated on a Form 1099 for federal income tax purposes to each dividend paid during 2013. Considerations for basis in Silver Bay common stock:  Two Harbors’ stockholders will have a tax basis in the distributed Silver Bay common stock of $19.40, which was the closing price of Silver Bay common stock on April 24, 2013.  See the Press Release “Two Harbors Investment Corp. Announces Tax Basis Information for the Distribution of Silver Bay Realty Trust Corp. Common Stock” issued April 29, 2013 for additional information. (1) Consult your Tax Advisor for tax advice. The tax laws require stockholders to retain records with respect to the Distribution, including information regarding the amount, basis and fair market value relating to the Silver Bay common stock distributed. Stockholders may have additional reporting obligations to the Internal Revenue Service and/or other tax authorities. The U.S. federal income tax treatment of holding Two Harbors common stock to any particular stockholder will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to you, in light of your particular investment or tax circumstances, of acquiring, holding and disposing of Two Harbors common stock.

18 Portfolio Metrics 110 Portfolio Yield Realized Q4-2012 At Dec 31, 2012 Realized Q1-2013 At March 31, 2013 Annualized yield1 4.0% 4.0% 4.0% 3.8% Agency1 2.9% 2.9% 2.9% 2.9% Non-Agency 9.5% 9.4% 9.2% 9.2% Cost of financing2 1.1% 1.2% 1.1% 1.1% Net interest spread 2.9% 2.8% 2.9% 2.7% Portfolio Metrics Q4-2012 Q1-2013 Agency Weighted average 3-month CPR 6.6% 7.0% Weighted average cost basis3 $108.2 $107.8 Non-Agency Weighted average 3-month CPR 3.2% 2.6% Weighted average cost basis3 $52.2 $52.3 Change in equity value for +100bps change in interest rates4 1.8% 0.1% Debt-to-Equity5 3.4x 3.1x Portfolio Yields and Metrics 110 Agency RMBS CPR Non-Agency RMBS CPR 1.9% 2.1% 3.0% 3.2% 2.6% 0.0% 5.0% 10.0% 15.0% 20.0% Q1-2012 Q2-2012 Q3-2012 Q4-2012 Q1-2013 Non-Agency RMBS CPR 5.6% 6.0% 6.0% 6.6% 7.0% 0.0% 5.0% 10.0% 15.0% 20.0% Q1-2012 Q2-2012 Q3-2012 Q4-2012 Q1-2013 Agency RMBS CPR (1) Agency yield includes impact of Agency Derivatives. Interest income on Agency Derivatives was $4.0 million and $4.4 million for the fourth quarter of 2012 and the first quarter of 2013, respectively, contributing an additional 0.1% to aggregate yields in both periods. (2) Cost of financing RMBS includes interest spread expense associated with the portfolio’s interest rate swaps of $14.2 million and $12.8 million for the fourth quarter of 2012 and the first quarter of 2013, respectively. Interest spread expense increased cost of financing RMBS by 0.4% in both periods. (3) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company’s non-Agency interest-only portfolio would be $48.56 at March 31, 2013. (4) Represents range of the percentage change in equity value for + 100bps change in interest rates. Change in equity value is portfolio value change adjusted for leverage. (5) Debt-to-equity is defined as total borrowings to fund RMBS, mortgage loans held-for-sale and Agency Derivatives divided by total equity.

Financing and Hedging Strategy

Interest Rate Swaps[1]

Swaps Maturities	Notional Amounts ($M)	Average Fixed Pay Rate	Average Receive Rate	Average Maturity (Years)
	March 31, 2013			
2013	$ 500	0.523%	0.288%	0.40
2014	900	0.316%	0.304%	0.79
2015	4,000	0.386%	0.305%	1.78
2016	2,550	0.583%	0.298%	2.92
2017 and after	7,735	0.975%	0.294%	4.81
	$ 15,685	0.709%	0.298%	3.36

Financing

Repurchase Agreements: RMBS and Agency Derivatives[2]	March 31, 2013 Amount ($M)	Percent (%)
Within 30 days	$2,014	16%
30 to 59 days	4,333	35%
60 to 89 days	2,501	20%
90 to 119 days	2,570	21%
120 to 364 days	798	6%
One year and over	200	2%
	$12,416	

Interest Rate Swaptions

March 31, 2013

		Option			Underlying Swap			
Swaption	Expiration	Cost ($M)	Fair Value ($M)	Average Months to Expiration	Notional Amount ($M)	Average Fixed Pay Rate	Average Receive Rate	Average Term (Years)
Payer	< 6 Months	$ 29.0	$ 0.4	4.90	$ 2,300	3.77%	3M Libor	9.5
Payer	≥ 6 Months	133.7	148.4	55.03	3,500	3.94%	3M Libor	10.0
Total Payer		$ 162.7	$ 148.8	52.94	$ 5,800	3.87%	3M Libor	9.8

(1) Notional amounts do not include $1.0 billion of notional interest rate swaps economically hedging our trading securities.
(2) Does not include repurchase agreements collateralized by U.S. Treasuries of $1.0 billion and mortgage loans held for sale of $23.1 million as of March 31, 2013.

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20 Agency Securities as of March 31, 2013 Par Value ($M) Market Value ($M) % of Agency Portfolio Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year Fixed 3.0-3.5% $ 3,811 $ 3,960 32.4% $ 4,018 3.1% 6 4.0-4.5% 3,489 3,821 31.2% 3,786 4.2% 12 ≥ 5.0% 989 1,106 9.0% 1,076 5.6% 51 $ 8,289 $ 8,887 72.6% $ 8,880 4.0% 14 15-Year Fixed 3.0-3.5% $ 80 $ 84 0.7% $ 78 3.0% 29 4.0-4.5% 2 2 0.0% 2 4.0% 34 ≥ 5.0% 4 5 0.0% 5 5.8% 111 $ 86 $ 91 0.7% $ 85 3.2% 33 HECM $ 1,671 $ 1,892 15.5% $ 1,799 4.7% 17 Hybrid ARMs 168 182 1.5% 177 3.8% 106 Other-Fixed 596 675 5.5% 645 4.7% 54 IOs and IIOs 4,328 5151 4.2% 505 4.8% 74 Total $ 15,138 $ 12,242 100.0% $ 12,091 4.1% 21 (1) Represents the market value of $206 million of IOs and $310 million of Agency Derivatives as of March 31, 2013.

Non-Agency Securities as of March 31, 2013

	Senior Bonds	Mezzanine Bonds	Total P&I Bonds
Portfolio Characteristics			
Carrying Value ($M)	$2,451	$576	$3,027
% of Non-Agency Portfolio	81.0%	19.0%	100.0%
Average Purchase Price[1]	$51.05	$57.35	$52.25
Average Coupon	1.8%	1.3%	1.7%
Collateral Attributes			
Average Loan Age (months)	78	98	82
Average Loan Size ($K)	$249	$182	$236
Average Original Loan-to-Value	77.1%	76.2%	77.0%
Average Original FICO[2]	632	634	632
Current Performance			
60+ Day Delinquencies	36.8%	31.3%	35.7%
Average Credit Enhancement[3]	13.2%	30.0%	16.4%
3-Month CPR[4]	2.4%	3.4%	2.6%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency RMBS, excluding our non-Agency interest-only portfolio, would be $47.23, $55.18 and $48.56, respectively, at March 31, 2013.
(2) FICO represents a mortgage industry accepted credit score of a borrower, which was developed by Fair Isaac Corporation.
(3) Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(4) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Agency: Vintage & Prepayment Protection Q4-2012 Q1-2013 High LTV (predominately MHA)1 27% 27% $85K Max Pools2 20% 22% HECM3 17% 15% Other Low Loan Balance Pools4 16% 15% Low FICO5 7% 7% Prepayment protected 5% 5% Seasoned (2005 and prior vintages) 4% 5% 2006 & subsequent vintages - Discount 2% 2% 2006 & subsequent vintages – Premium and IOs 2% 2% Portfolio Composition as of March 31, 2013 Implicit or Explicit Prepayment Protection Non-Agency: Loan Type Q4-2012 Q1-2013 Sub-Prime 87% 87% Option-ARM 8% 7% Alt-A 4% 4% Prime 1% 2% (1) Securities collateralized by loans with greater than or equal to 80% loan-to-value ratio (LTV). High LTV pools are predominately Making Homeownership Affordable (“MHA”) pools. MHA pools consist of borrowers who have refinanced through the Home Affordable Refinance Program (HARP). (2) Securities collateralized by loans of less than or equal to $85K. (3) Home Equity Conversion Mortgage loans (or “HECM”) are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. (4) Securities collateralized by loans of less than or equal to $175K, but more than $85K. (5) Securities collateralized by loans held by lower credit borrowers as defined FICO. 22